As filed with the Securities and Exchange Commission on July 10, 2014
Registration No. 333-196386
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Pre-Effective Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	3559	11-2160665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

131 Heartland Boulevard
Edgewood, New York 11717
(631) 952-2288
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kenneth M. Darby, Chief Executive Officer
John M. Badke, Chief Financial Officer
Vicon Industries, Inc.
131 Heartland Boulevard
Edgewood, New York 11717
(631) 952-2288
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alison Newman Fox Rothschild LLP 100 Park Avenue New York, NY 10017 (212) 878-7997	Charles Chestnutt Chief Executive Officer IQinVision, Inc. 33122 Valle Road San Juan Capistrano, CA 92675 (949) 369-8100	Christopher D. Ivey Ryan C. Wilkins Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive Newport Beach, CA 92660 (949) 725-4121

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐
_____________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On May 29, 2014, Vicon Industries, Inc. (“Vicon”) filed its Registration Statement on Form S-4 (No. 333-196386) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). This Amendment No. 1 to Form S-4 on Form S-4/A is being filed solely for the purpose of filing Exhibit 99.1 - the Form of Vicon Proxy Card. Other than the filing of such exhibit and corresponding changes to the Exhibit Index and signature pages, the remainder of the Registration Statement is unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgewood, State of New York, on the 10th day of July, 2014.

VICON INDUSTRIES, INC.

By:	/s/ Kenneth M. Darby Kenneth M. Darby Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Kenneth M. Darby Kenneth M. Darby	Chairman and Chief Executive Officer (Principal Executive Officer)	July 10, 2014
*	____________________ John M. Badke	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2014
*	____________________ W. Gregory Robertson	Director	July 10, 2014
*	____________________ Arthur D. Roche	Director	July 10, 2014
*	____________________ Bernard F. Reynolds	Director	July 10, 2014
*	____________________ Julian A. Tiedemann	Director	July 10, 2014

*By:	/s/ Kenneth M. Darby Kenneth M. Darby Attorney in Fact

Exhibit Index

Exhibits
5.1	*	Opinion of Fox Rothschild LLP, regarding the legality of the securities being issued
8.1	*	Opinion of Fox Rothschild LLP, regarding certain tax matters
10.1	(1)	Form of Voting Agreement
10.2	(1)	Form of Voting Agreement
10.3	(1)	Form of Post-Closing Lock-Up Agreement
23.1	*	Consent of BDO USA, LLP
23.2	*	Consent of Moss Adams LLP
23.3	*	Consent of Fox Rothschild LLP (included in Exhibits 5.1* and 8.1*)
23.4	*	Consent of TM Capital
23.5	*	Consent of Imperial Capital
24.1	*	Power of Attorney
99.1		Form of Proxy Card for Vicon Industries, Inc.

(1)	Incorporated by reference from Vicon’s Current Report on Form 8-K filed March 31, 2014.

*	Previously filed with the registrant’s Registration Statement on Form S-4 (No. 333-196386), which was filed with the Securities and Exchange Commission on May 29, 2014.